UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2005

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27282	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue, 4th Floor	10019
(Address of principal executive offices)	(Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)  On April 1, 2005, Manhattan Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with Tarpan Therapeutics, Inc., a Delaware corporation (“Tarpan”), and Tarpan Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“TAC”). The Agreement provided that TAC would merge with and into Tarpan, with Tarpan remaining as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). The Merger was completed April 1, 2005. In consideration for their shares of Tarpan capital stock and in accordance with the Agreement, the stockholders of Tarpan received a number of shares of the Company’s common stock such that, upon the effective time of the Merger, the Tarpan stockholders collectively received (or are entitled to receive) approximately 20 percent of the Company’s outstanding common stock on a fully-diluted basis (i.e., assuming the issuance of common stock underlying outstanding options, warrants and other rights). Based on the number of fully-diluted outstanding shares of the Company’s common stock on the date of the Merger, the current stockholders of Tarpan will receive an aggregate of approximately 10,731,052 shares of the Company’s common stock in the Merger. At the time of the Merger, Tarpan had outstanding indebtedness of approximately $648,000 resulting from a series of promissory notes issued to Paramount BioCapital Investments, LLC and Horizon BioMedical Ventures, LLC, both of which are owned or controlled by Dr. Lindsay Rosenwald. The notes were amended at the time of the Merger to provide that one-half of the outstanding indebtedness was payable upon completion of the Merger and the remaining one-half will be payable at such time as the Company raises at least $5 million in new financing. A press release dated April 4, 2005 announcing the Merger is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Several of Tarpan’s former stockholders are directors or significant stockholders of the Company. Dr. Rosenwald and various trusts established for the benefit of Dr. Rosenwald and members of his immediate family collectively beneficially owned approximately 46 percent of Tarpan’s common stock and beneficially own approximately 26 percent our common stock. In addition, Joshua Kazam, David Tanen, Dr. Michael Weiser and Timothy McInerney, all of whom are members of the Company’s board of directors, collectively owned approximately 13.4 percent of Tarpan’s outstanding common stock. Dr. Weiser and Mr. McInerney are also employed by Paramount BioCapital, Inc., an entity owned and controlled by Dr. Rosenwald. As a result of such relationships between the Company and Tarpan, the Company’s board of directors established a special committee to consider and approve the Agreement. The special committee consisted of Neil Herskowitz, Malcolm Hoenlein and Richard Steinhart, none of whom had any prior relationship with Tarpan.

(b) In accordance with the terms of the Agreement and as previously disclosed in the Company’s Current Report on Form 8-K filed on January 6, 2005, upon completion of the Merger, Douglas Abel, currently chief executive officer of Tarpan, was appointed president and chief executive officer of the Company. Pursuant to the Agreement, the Company entered into an Employment Agreement dated April 1, 2005 with Mr. Abel, the terms of which are described under Item 5.02 of this Report.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosures set forth in paragraph (a) of Item 1.01 are hereby incorporated by reference into this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

As disclosed under Item 1.01 above, in connection with the Merger, the Company issued an aggregate of 10,731,052 shares of its common stock to the former holders of Tarpan common stock. The Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on its belief that the issuance of such securities did not involve a public offering, as there were fewer than 35 “non-accredited” investors, all of whom, either alone or through a purchaser representative, had such knowledge and experience in financial and business matters so that each was capable of evaluating the risks of the investment.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of April 1, 2005, the Company named Mr. Abel as its President and Chief Executive Officer. Mr. Abel is a biotech and specialty pharmaceutical veteran with more than 15 years of high-level experience in the field. Mr. Abel was most recently with Tarpan where he served as President and CEO from November 2004 to March 2005. From August 2000 to November 2004, Mr. Abel served as Vice President of the Dermatology Business Unit at Biogen Idec (“Biogen”). While at Biogen, Mr. Abel led the creation of the U.S. dermatology commercial operation, building the team from two to more than 100 employees to support the launch of AMEVIVE®. Prior to his position with Biogen, Mr. Abel was at Allergan Pharmaceuticals from December 1987 to August of 2000, with his most recent position being Director of BOTOX® Marketing. Mr. Abel received his A.B. in chemistry from Lafayette College and an M.B.A. from Temple University

The Company and Mr. Abel entered in an Employment Agreement dated April 1, 2005 whereby Mr. Abel will serve as the Compay’s President and Chief Executive Officer for a period of three years in exchange for (i) an annual base salary of $300,000, subject to a retroactive increase in the amount of $25,000 in the event that the Company completes a financing transaction of at least $5,000,000, (ii) a signing bonus in the amount of $200,000 payable in two installments of $100,000 in May and November 2005, respectively, (iii) a discretionary performance-based bonus in an amount equal to up to 50% of Mr. Abel’s base salary, and (iv) an option to purchase 2,923,900 shares of the Company’s common stock at $1.50 per share with three-year annual vesting, purchasable for a 10-year term. The Employment Agreement contains customary provisions relating to confidentiality, work-product assignment, non-competition and  non-solicitation. In the event Mr. Abel's employment is terminated during the term of the agreement, the Company is required to pay a severance payment ranging from between 6 and 12 month of base salary, depending upon the circumstances of such termination

Effective as of April 1, 2005, Mr. Abel was also appointed to the Company’s Board of Directors. It is not anticipated that Mr. Abel will be appointed to serve on any committees of the Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(a) As a result of its acquisition of Tarpan described in Item 1.01, the Company will file the financial statements required by Item 9.01on June 17, 2005.

(b) As a result of its acquisition of Tarpan described in Item 1.01, the Company will file the pro forma financial information required by Item 9.01 on June 17, 2005.

(c) Exhibits

Ex. No.    Description
99.1     Press Release dated April 4, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manhattan Pharmaceuticals, Inc.

Date: April 7, 2005	By:	/s/ Nicholas J. Rossettos
Nicholas J. Rossettos
Chief Financial Officer

EXHIBIT INDEX

Ex. No.  Description

99.1            Press release dated April 4, 2005.